Exhibit 99.1

3560 Bassett Street, Santa Clara CA 95054

James Moniz	Claire McAdams
Chief Financial Officer	Investor Relations
(408) 986-9888	(530) 265-9899

Intevac Announces First Quarter 2023 Financial Results

Santa Clara, Calif.—May 3, 2023—Intevac, Inc. (Nasdaq: IVAC) today reported financial results for the first quarter ended April 1, 2023.

Q1 Highlights:

•	Revenue of $11.5 million was at the upper end of expectations, a 3% increase from the previous quarter and up 160% from Q1 of 2022;

•	With gross margin of 41% and operating expenses of $9.2 million, the net loss from continuing operations was $0.16 per share, favorable to expectations; and

•	Continued progress, in partnership with our joint development partner, developing the TRIO™ platform for the coating of consumer electronics devices.

“We are pleased to deliver Q1 revenues at the upper end of our expectations, which is demonstrative of our strong partnerships with our hard disk drive (HDD) customers as we continue to enable the successful migrations of their technology roadmaps,” commented Nigel Hunton, president and chief executive officer. “We are pleased with the progress made during the quarter developing our TRIO™ platform, which we believe will be our major growth driver for the future. We successfully completed the first system build at Intevac headquarters, and we are now transitioning to full process integration in advance of the qualification phase with our joint development partner, which is a major provider of glass and glass ceramic materials. During the quarter, we also utilized our strong cash balance to invest in working capital in support of our customers.

“Looking forward, our efforts are focused squarely upon two strategic objectives, which are achieving successful results of our joint development partnership for the TRIO, and continuing to provide our HDD customers with the technology and capabilities to enable their ramp of next-generation HDD media. Given the widespread weakening of consumer demand across the electronics industry, the overall business environment has become increasingly challenging, especially related to forecasted growth rates for mass-capacity drive demand.” Mr. Hunton concluded, “We are steadfast in our focus to successfully transform Intevac into a consistently profitable company with a strong growth trajectory. We are making the investments necessary to enable this transformational growth, and we look forward to delivering on positive results and increased traction with our new TRIO partner, while continuing to leverage our 20-year history of HDD leadership to enable the next generation of media technology.”

($ Millions, except per share amounts)	Q1 2023		Q1 2022
	GAAP Results	Non-GAAP Results	GAAP Results	Non-GAAP Results
Net Revenues	$11.5	$11.5	$4.4	$4.4
Operating Loss	$(4.5)	$(4.5)	$(7.7)	$(5.0)
Net Loss	$(3.9)	$(4.2)	$(7.9)	$(5.0)
Net Loss per Diluted Share	$(0.15)	$(0.16)	$(0.32)	$(0.20)

Intevac’s non-GAAP adjusted results exclude the impact of the following, where applicable: (i) restructuring charges, (ii) fixed asset disposals associated with a restructuring program and (iii) discontinued operations. A reconciliation of the GAAP and non-GAAP adjusted results is provided in the financial table included in this release. See also “Use of Non-GAAP Financial Measures” section.

First Quarter 2023 Summary

Revenues were $11.5 million, compared to $4.4 million in the first quarter of 2022, and consisted of HDD upgrades, spares and service. Gross margin was 40.9%, compared to 16.3% in the first quarter of 2022. Operating expenses were $9.2 million, compared to $8.4 million in the first quarter of 2022. The operating loss was $4.5 million compared to $7.7 million in the first quarter of 2022 which included $2.7 million of restructuring-related costs, including severance and loss on fixed asset disposals.

The net loss for the quarter was $3.9 million, or $0.15 per diluted share, compared to a net loss of $7.9 million, or $0.32 per diluted share, in the first quarter of 2022. The non-GAAP net loss for the first quarter of 2023 was $4.2 million, or $0.16 per diluted share, compared to a non-GAAP net loss of was $5.0 million, or $0.20 per diluted share, in the first quarter of 2022.

Order backlog was $120.7 million on April 1, 2023, compared to $121.7 million on December 31, 2022 and $87.2 million on April 2, 2022. Backlog at April 1, 2023 and December 31, 2022 included eleven 200 Lean HDD systems. Backlog at April 2, 2022 included nine 200 Lean HDD systems.

The Company ended the quarter with $84.8 million of total cash, cash equivalents, restricted cash and investments and $119.8 million in tangible book value.

Use of Non-GAAP Financial Measures

Intevac’s non-GAAP results exclude the impact, where applicable, of restructuring charges, fixed asset disposals associated with a restructuring program and discontinued operations. A reconciliation of the GAAP and non-GAAP results is provided in the financial tables included in this release.

Management uses non-GAAP results to evaluate the Company’s operating and financial performance in light of business objectives and for planning purposes. These measures are not in accordance with GAAP and may differ from non-GAAP methods of accounting and reporting used by other companies. Intevac believes these measures enhance investors’ ability to review the Company’s business from the same perspective as the Company’s management and facilitate comparisons of this period’s results with prior periods. The presentation of this additional information should not be considered a substitute for results prepared in accordance with GAAP.

Conference Call Information

The Company will discuss its financial results and outlook in a conference call today at 1:30 p.m. PDT (4:30 p.m. EDT). To participate in the teleconference, please call toll-free (877) 407-0989 prior to the start time, and reference meeting number 13737389. For international callers, the dial-in number is +1 (201) 389-0921. You may also listen live via the Internet at https://www.webcast-eqs.com/intevac050323/en or on the Company’s investor relations website at https://ir.intevac.com/.

About Intevac

Founded in 1991, we are a leading provider of thin-film process technology and manufacturing platforms for high-volume manufacturing environments. As a long-time supplier to the hard disk drive (HDD) industry, over the last 20 years we have delivered over 180 of our industry-leading 200 Lean® systems, which currently represent the majority of the world’s capacity for HDD disk media production. Today, we believe that all of the technology upgrade initiatives for next-generation media for the HDD industry, along with planned media capacity additions over the next several years, are being deployed on our 200 Lean platform. With over 30 years of leadership in designing, developing, and manufacturing high-productivity, thin-film processing systems, we also are leveraging our technology and know-how for additional applications, such as coatings for consumer devices.

For more information call 408-986-9888, or visit the Company’s website at www.intevac.com.

200 Lean® and TRIO™ are trademarks of Intevac, Inc.

Safe Harbor Statement

This press release includes statements that constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 (the “Reform Act”). Intevac claims the protection of the safe-harbor for forward-looking statements contained in the Reform Act. These forward-looking statements are often characterized by the terms “may,” “believes,” “projects,” “expects,” or “anticipates,” and do not reflect historical facts. Specific forward-looking statements contained in this press release include, but are not limited to: the Company’s revenue growth potential and future financial performance. The forward-looking statements contained herein involve risks and uncertainties that could cause actual results to differ materially from the Company’s expectations. These risks include, but are not limited to, global economic impacts of COVID-19 including shipment delays, availability of components, supply chain constraints and other disruptions related to COVID-19, and changes in market dynamics that could change the delivery schedule of our systems and upgrades, each of which could have a material impact on our business, our financial results, and the Company’s stock price. These risks and other factors are detailed in the Company’s periodic filings with the U.S. Securities and Exchange Commission.

All forward-looking statements in this press release are based on information available to the Company as of the date hereof, and Intevac does not assume any obligation to update the forward-looking statements provided to reflect events that occur or circumstances that exist after the date on which they were made, except as required by law. Any future product, service, feature, or related specification that may be referenced in this release is for informational purposes only and is not a commitment to deliver any offering, technology or enhancement.

INTEVAC, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited, in thousands, except per share amounts)

	Three months ended
	April 1, 2023	April 2, 2022
Net revenues	$11,542	$4,445
Gross profit	4,719	723
Gross margin	40.9%	16.3%
Operating expenses
Research and development	3,973	4,160
Selling, general and administrative	5,200	4,249

Total operating expenses	9,173	8,409

Total operating loss	(4,454)	(7,686)
Interest and other income	672	(8)

Loss before provision for income taxes	(3,782)	(7,694)
Provision for income taxes	386	26

Net loss from continuing operations	(4,168)	(7,720)
Net income (loss) from discontinued operations	277	(135)

Net loss	$(3,891)	$(7,855)

Net loss per share
Basic and diluted – continuing operations	$(0.16)	$(0.31)
Basic and diluted – discontinued operations	$0.01	$(0.01)
Basic and diluted – net loss	$(0.15)	$(0.32)
Weighted average common shares outstanding Basic and Diluted	25,781	24,800

INTEVAC, INC. CONDENSED CONSOLIDATED BALANCE SHEETS (In thousands, except par value)

	April 1, 2023	December 31, 2022
	(Unaudited)	(see Note)
ASSETS
Current assets
Cash, cash equivalents and short-term investments	$68,074	$94,445
Accounts receivable, net	21,885	15,823
Inventories	43,665	30,003
Prepaid expenses and other current assets	2,244	1,898

Total current assets	135,868	142,169
Long-term investments	15,967	17,585
Restricted cash	785	786
Property, plant and equipment, net	7,319	3,658
Operating lease right-of-use assets	2,830	3,390
Intangible assets, net	1,056	1,090
Other long-term assets	4,184	4,381

Total assets	$168,009	$173,059

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities
Current operating lease liabilities	$3,214	$3,404
Accounts payable	12,309	11,610
Accrued payroll and related liabilities	2,998	3,087
Other accrued liabilities	4,303	5,430
Customer advances	2,959	2,444

Total current liabilities	25,783	25,975
Non-current liabilities
Non-current operating lease liabilities	798	1,417
Customer advances	20,580	22,215

Total non-current liabilities	21,378	23,632
Stockholders’ equity
Common stock ($0.001 par value)	26	26
Additional paid-in capital	207,463	206,355
Treasury stock, at cost	(29,551)	(29,551)
Accumulated other comprehensive loss	(14)	(193)
Accumulated deficit	(57,076)	(53,185)

Total stockholders’ equity	120,848	123,452

Total liabilities and stockholders’ equity	$168,009	$173,059

Note: Amounts as of December 31, 2022 are derived from the December 31, 2022 audited consolidated financial statements

INTEVAC, INC.

RECONCILIATION OF GAAP TO NON-GAAP RESULTS

(Unaudited, in thousands, except per share amounts)

	Three months ended
	April 1, 2023	April 2, 2022
Non-GAAP Loss from Operations
Reported operating loss (GAAP basis)	$(4,454)	$(7,686)
Restructuring and other charges[1]	—	1,232
Loss on fixed asset disposals[2]	—	1,453

Non-GAAP Operating Loss	$(4,454)	$(5,001)
Non-GAAP Net Loss
Reported net loss (GAAP basis)	$(3,891)	$(7,855)
Continuing operations:
Restructuring and other charges[1]	—	1,232
Loss on fixed asset disposals[2]	—	1,453
Income tax effect of non-GAAP adjustments[3]	—	—
Discontinued operations[4]	(277)	135

Non-GAAP Net Loss	$(4,168)	$(5,035)
Non-GAAP Net Loss Per Share
Reported net loss per share (GAAP basis)	$(0.15)	$(0.32)
Continuing operations:
Restructuring charges[1]	—	0.05
Loss on fixed asset disposals [2]	—	0.06
Discontinued operations[4]:	(0.01)	0.01
Non-GAAP Net Loss Per Share	$(0.16)	$(0.20)
Weighted average number of diluted shares outstanding	25,781	24,800

[1]

Results for the three months ended April 2, 2022 include severance and other employee-related costs related to a restructuring program. Restructuring costs for the three months ended April 2, 2022 include $1.2 million for estimated severance and the related modification of certain stock-based awards.

[2]	The amount represents fixed asset disposals under the 2022 restructuring plan.
[3]

The amount represents the estimated income tax effect of the non-GAAP adjustments. The Company calculated the tax effect of non-GAAP adjustments by applying an applicable estimated jurisdictional tax rate to each specific non-GAAP item.

[4]	The amount represents discontinued operations of the Photonics business that was sold on December 30, 2021.